Exhibit 4.2

WARRANT No. ____

WARRANT FOR PURCHASE OF

SERIES G AUTOMATICALLY CONVERTING PREFERRED STOCK

theglobe.com, inc.

THIS WARRANT AND THE SECURITIES PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE OR OTHER JURISDICTIONS SECURITIES LAW.  NEITHER THIS WARRANT NOR THE SECURITIES PURCHASABLE HEREUNDER MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER SUCH ACT AND ANY APPLICABLE STATE OR OTHER JURISDICTION'S SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

This Warrant for Purchase of Series G Automatically Converting Preferred Stock (this “Warrant”) is being purchased in connection with the Holder’s (as defined below) investment in shares of Series G Automatically Converting Preferred Stock, $.001 par value (“Series G Preferred”) being offered by theglobe.com, inc., a Delaware corporation (the "Company"), pursuant to the terms of a Private Placement Term Sheet dated on or about June 19, 2003 (the “Series G Preferred Offering”).

THIS INSTRUMENT certifies that, FOR VALUE RECEIVED, __________________________, a ___________________________ with an address at _________________________________________ (the "Holder"), or his registered permitted assigns, is entitled, subject to the terms and conditions set forth in this Warrant, to purchase from the Company, ______( ) shares of the Company’s Series G Preferred, commencing immediately, and ending at 5:00 p.m., New York time, on July 2, 2008 (the “Warrant Expiration Date”), for an exercise price per share of Series G Preferred equal to the product of (x) 1,000 multiplied by (y) one dollar and thirty-nine cents ($1.39), such product being referred to herein as (the “Series G Exercise Price”).  “Business Day” means a day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized or required by law to remain closed.

Notwithstanding the foregoing, if and at such time as the Company files an amendment to its certificate of incorporation to increase its authorized shares of Common Stock from 100,000,000 shares to 200,000,000 shares (the “Capital Amendment”), this Warrant will automatically and without any action by any party cease to be exercisable for shares of Series G Preferred.  From and after the occurrence of the Capital Amendment until the Warrant Expiration Date, this Warrant will be exercisable for the number of shares of the Company’s common stock, $.001 par value (the “Common Stock”), equal to the product of (x) 1,000 and (y) the number of shares of Series G Preferred as to which this Warrant shall not have been exercised prior to the occurrence of the Capital Amendment.  The exercise price for each such share of Common Stock shall be one dollar and thirty-nine cents ($1.39) (the “Common Stock Exercise Price”).  The number of shares of Common Stock subject to this Warrant after the occurrence of the Capital Amendment and the Common Stock Exercise Price are subject to adjustment from time to time as set forth in Sections 4 and 5 below.

This Warrant is subject to the following provisions, terms and conditions:

SECTION 1.

Warrant Exercise.  This Warrant may be exercised by the Holder hereof, in whole or in part, by presentation and surrender to the Company, at its principal office, of this Warrant together with (i) a duly executed Purchase Form in the form attached hereto as EXHIBIT A and (ii) payment to the Company, in cash or by cashier’s check, of the Series G Exercise Price or the Common Stock Exercise Price, as applicable, for each share of Series G Preferred or Common Stock as to which this Warrant is then being exercised.  The shares so purchased shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares.  Upon the exercise of this Warrant, the issuance of certificates representing the shares so purchased shall be made forthwith without charge to the Holder hereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall be issued in the name of, or in such names as may be directed by, the Holder hereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.  Upon any partial exercise of this Warrant, there shall be countersigned and issued to the Holder hereof a new Warrant in respect of the shares as to which this Warrant shall not have been exercised.

SECTION 2.

Reservation of Shares.  The Company covenants and agrees:

(i)

That all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof;

(ii)

That during the period within which this Warrant may be exercised for shares of the Company’s Series G Preferred, the Company will at all times have authorized, and reserved for the purpose of issue and delivery upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of Series G Preferred to provide for the exercise of the rights represented by this Warrant; and

(iii)

That during the period within which this Warrant may be exercised for shares of the Company’s Common Stock, the Company will at all times have authorized, and reserved for the purpose of issue and delivery upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

SECTION 3.

Adjustment of the Series G Exercise Price; Certain other Adjustments.  The provisions of this Section 3 shall cease to apply and shall be of no further force or effect upon the occurrence of the Capital Amendment.

A.

Adjustment for Other Dividends and Distributions.  If the Company at any time or from time to time after the date that this Warrant is issued (“Original Issue Date”) makes, or fixes a record date for the determination of holders of Series G Preferred entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Series G Preferred, then, in each such event, provision shall be made so that the Holder hereof shall receive upon exercise hereof, in addition to the number of shares of Series G Preferred receivable hereunder, the amount of other securities of the Company that it would have received had this Warrant been exercised for Series G Preferred on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the exercise date, retained such securities, subject to all other adjustments called for during such period under this Section 3 with respect to the rights of the Holder hereof or with respect to such other securities by their terms.

B.

Adjustment for Reclassification, Exchange and Substitution.  If at any time or from time to time after the Original Issue Date, the Series G Preferred issuable upon the exercise of the Warrant is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for in Section 3.C.), in any such event the Holder of this Warrant shall have the right thereafter to exercise this Warrant for the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Series G Preferred into which this Warrant could have been exercised immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

C.

Adjustment for Capital Events.  If any reorganization of the capital stock of the Company, or any consolidation or merger of the Company with or into a corporation or other entity, or the sale, transfer or other disposition of all or substantially all of its assets to a corporation or other entity (in any instance, a "Capital Event") shall be effected in such a way that holders of any shares of Series G Preferred shall be entitled to receive shares of stock, securities or assets or cash or other consideration of value with respect to or in exchange for their shares of Series G Preferred, then, as a condition of such Capital Event, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of Series G Preferred immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, an amount of the same or similar shares of stock, securities or assets as may have been issued or payable with respect to or in exchange for a number of outstanding shares of Series G Preferred equal to the number of Shares of Series G Preferred immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby as if such exercise occurred immediately prior to the Capital Event.

SECTION 4.

Adjustment of the Common Stock Exercise Price; Certain other Adjustments.  The provisions of this Section 4 shall not apply to this Warrant until such time as the Capital Amendment occurs and thereafter shall apply both prospectively and retroactively in relation to each of the events affecting the Common Stock described in this Section 4 that occurred after the Original Issue Date.

A.

Adjustments for Subdivision, Dividends, Combinations or Consolidations of Common Stock.

(i)

If the Company shall at any time or from time to time after the Original Issue Date effect a combination or consolidation of the outstanding Common Stock, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Common Stock Exercise Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(ii)

If the Company shall at any time or from time to time after the Original Issue Date declare or pay any dividend on the Common Stock payable in Common Stock or if the outstanding shares of Common Stock shall be subdivided, by reclassification or otherwise, into a greater number of shares of Common Stock, then the Common Stock Exercise Price in effect immediately prior to such dividend or subdivision shall be proportionately decreased.

a.

In the case of any such dividend, such proportionate decrease in the Common Stock Exercise Price shall take effect immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend.

b.

In the case of any such subdivision, such proportionate decrease in the Common Stock Exercise Price shall take effect at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

B.

Adjustment for Other Dividends and Distributions.  If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then, in each such event, provision shall be made so that the Holder hereof shall receive upon exercise hereof, in addition to the number of shares of Common Stock receivable hereunder, the amount of other securities of the Company that it would have received had this Warrant been exercised for Common Stock on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the exercise date, retained such securities, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the Holder hereof or with respect to such other securities by their terms.

C.

Adjustment for Reclassification, Exchange and Substitution.  If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the exercise of the Warrant is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for in Section 4.D.), in any such event the Holder of this Warrant shall have the right thereafter to exercise this Warrant for the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which this Warrant could have been exercised immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

D.

Adjustment for Capital Events.  If any reorganization of the capital stock of the Company, or any consolidation or merger of the Company with or into a corporation or other entity, or the sale, transfer or other disposition of all or substantially all of its assets to a corporation or other entity (in any instance, a "Capital Event") shall be effected in such a way that holders of any shares of Common Stock shall be entitled to receive shares of stock, securities or assets or cash or other consideration of value with respect to or in exchange for their shares of Common Stock, then, as a condition of such Capital Event, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, an amount of the same or similar shares of stock, securities or assets as may have been issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby as if such exercise occurred immediately prior to the Capital Event.

E.

Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Common Stock Exercise Price pursuant to Section 4.A., the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Common Stock Exercise Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

SECTION 5.

Adjustments of Number of Shares Issuable Upon Exercise.  Upon each adjustment of the Common Stock Exercise Price pursuant to Section 4.A. hereof, the Holder of this Warrant shall thereafter (until another such adjustment) be entitled to purchase, at the adjusted Common Stock Exercise Price in effect on the date purchase rights under this Warrant are exercised, the number of shares of Common Stock, calculated to the nearest number of shares, determined by (a) multiplying the number of shares of Common Stock purchasable hereunder immediately prior to the adjustment of the Common Stock Exercise Price by the Common Stock Exercise Price in effect immediately prior to such adjustment, and (b) dividing the product so obtained by the adjusted Common Stock Exercise Price in effect on the date of such exercise.

SECTION 6.

Fractional Interests.  If any fraction of a share (whether Series G Preferred or Common Stock) is issuable on the exercise of this Warrant, the Company shall be required to and shall issue such fractional share on the exercise of this Warrant.

SECTION 7.

No Rights as Shareholder.  Nothing contained in this Warrant shall be construed as conferring upon the Holder or his transferees any rights as a shareholder of the Company.

SECTION 8.

Successors.  All the covenants and provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective permitted successors and assigns hereunder.

SECTION 9.

Applicable Law.  This Warrant shall be deemed to be a contract made under and construed in accordance with the laws of the State of Delaware.

SECTION 10.

Benefits.  This Warrant shall not be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or claim under this Warrant, and this Warrant shall be for the sole and exclusive benefit of the Company and the Holder.

SECTION 11.

Transferability.  No transfer of this Warrant shall be effective unless and until registered on the books of the Company maintained for such purpose, and the Company may treat the registered Holder as the absolute owner of this Warrant for all purposes and the person entitled to exercise the rights represented hereby.  No such transfer of this Warrant shall be effective unless prior to any transfer or attempted transfer of Warrant, or any interest herein, the Holder shall give the Company written notice of his or its intention to make such transfer, describing the manner of the intended transfer and the proposed transferee.  Promptly after receiving such written notice, the Company shall present copies thereof to counsel for the Company and to any special counsel designated by the Holder.  If in the opinion of each of such counsel the proposed transfer may be effected without registration of either the Warrant or the securities purchasable hereunder under applicable federal or state securities laws (or other applicable jurisdiction’s law), the Company, as promptly as practicable, shall notify the Holder of such opinions, whereupon this Warrant (or the interests therein) proposed to be transferred shall be transferred in accordance with the terms of said notice.  The Company shall not be required to effect any such transfer prior to the receipt of such favorable opinion(s); provided, however, the Company may waive the requirement that Holder obtain an opinion of counsel, in its sole and absolute discretion.  As a condition to such favorable opinion, counsel for the Company may require an investment letter to be executed by the proposed transferee.  Any transferee of this Warrant, by acceptance hereof, agrees to be bound by all of the terms and conditions of this Warrant.

SECTION 12.

Investment Representation and Legend.  Each Holder by acceptance of this Warrant represents and warrants to the Company that the Holder is acquiring this Warrant, and unless at the time of exercise a registration statement under the Securities Act of 1933, as amended, is effective with respect to the securities issuable hereunder, that upon the exercise hereof the Holder will acquire the securities issuable upon such exercise, for investment purposes only and not with a view towards the resale or other distribution thereof.

The Holder, by acceptance of this Warrant, agrees that the Company may affix, unless the securities issuable upon exercise of this Warrant are registered at the time of exercise, the following legend to certificates for securities upon the exercise of this Warrant:

The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Securities Act"), and have not been registered under any state or other jurisdiction’s securities law, and may not be offered, sold, transferred, encumbered or otherwise disposed of unless there is an effective registration statement under the Securities Act and any applicable state securities laws, or other jurisdiction, relating thereto or unless, in the opinion of counsel acceptable to the Company, such registration is not required.

SECTION 13.

Waiver and Modification.  The terms of this Warrant may be waived or modified either by mutual agreement of the Company and the Holder, or without the agreement of the Holder if the Company and the holders of at least eighty (80) percent of the number of securities issuable upon the exercise of all then outstanding warrants issued pursuant to the Series G Preferred Offering agree to such waiver or modification with respect to such warrants owned by them.

IN WITNESS WHEREOF, the Company has duly authorized the issuance of this Warrant as of _____________ __, 2003.

theglobe.com, inc.

By:

_____________________________

Name:

_____________________________

Title:

_____________________________

EXHIBIT A

theglobe.com, Inc.

PURCHASE FORM

theglobe.com, inc.

110 East Broward Blvd.

Suite 1400

Ft. Lauderdale, FL  33301

[The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to purchase thereunder, ____ of the shares of Series G Preferred provided for therein (originally, _____ of the ___________ shares of Series G Preferred, and as presently adjusted pursuant to Section 3 thereof, ______ of the _____ shares of Series G Preferred), and requests that certificates for such shares be issued in the name of the undersigned and addressed as follows:]

[or, as applicable:]

[The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to purchase thereunder, ____ of the shares of Common Stock provided for therein (originally, _____ of the ___________ shares of Common Stock, and as presently adjusted pursuant to Section 5 thereof, ______ of the _____ shares of Common Stock), and requests that certificates for such Shares be issued in the name of the undersigned and addressed as follows:]

__________________________________________

__________________________________________

__________________________________________

__________________________________________

 (Please Print Name, Address, and

Social Security or Tax Identification Number)

Dated: ___________________, 200__.

Name of Warrantholder:

______________________________________________________________

(Must be the same as that on the books and records of the Company)

Signature:

_____________________________________________

A-1